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As filed with the Securities and Exchange Commission on October 24, 2002

Registration No. 333 - 89652

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B
OF
THE SECURITIES ACT OF 1933

Financement-Québec

(Issuer)

Québec

(Guarantor)

(Names of Registrants)

Name and address of authorized agent in the United States:	Copies to:
Mr. Michel Robitaille	Mr. Stephen A. Grant
Québec Government House	Sullivan & Cromwell
One Rockefeller Plaza — 26th Floor	125 Broad Street
New York, New York 10020-2102	New York, New York 10004-2498

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Registration Statment No. 333-89652 under Schedule B of the Securities Act of 1933 contains the exhibit index and the names and addresses of the underwriters pursuant to Item (6) of Schedule B.

SIGNATURE OF REGISTRANT-ISSUER

        Pursuant to the requirements of the Securities Act of 1933, appearing below is the signature of the Registrant-Issuer.

FINANCEMENT-QUÉBEC
By:	/s/ BERNARD TURGEON
Name: Bernard Turgeon
Title: Chief Executive Officer and Chairman of the Board
By:	/s/ DANIEL DOYON
Name: Daniel Doyon
Title: Vice Chairman of the Board and Executive Vice President

SIGNATURE OF REGISTRANT-GUARANTOR

        Pursuant to the requirements of the Securities Act of 1933, appearing below is the signature of the Registrant-Guarantor.

QUÉBEC
By:	/s/ MICHEL ROBITAILLE
Name: Michel Robitaille
Title: Delegate General of Québec in New York

SIGNATURE OF REGISTRANT-ISSUER'S AND REGISTRANT-GUARANTOR'S AUTHORIZED AGENT IN THE UNITED STATES

        Pursuant to the requirements of the Securities Act of 1933, appearing below is the signature of the Registrant-Issuer's and the Registrant-Guarantor's authorized agent in the United States.

By:	/s/ MICHEL ROBITAILLE
Name: Michel Robitaille
Title: Delegate General of Québec in New York

EXHIBIT INDEX

I
Opinion and consent of Desjardins Ducharme Stein Monast*

II
Consent of Ogilvy Renault*

II
Consent of Sullivan & Cromwell*

IV
Form of Underwriting Agreement*

V
Form of Fiscal Agency Agreement (with form of Global Note attached)*

VI
List of names and addresses of the Underwriters

*
Previously filed.

List of Names and Addresses of the Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
5th floor
New York, NY 10080

Credit Suisse First Boston Corporation
1 Madison Avenue
9th Floor
New York, NY 10010

Salomon Smith Barney Inc.
388 Greenwhich Street
32nd Floor
New York, NY 10013

CIBC World Markets Corp.
425 Lexington Avenue
5th Floor
New York, NY 10017

J.P. Morgan Securities Inc.
270 Park Avenue
8th Floor
New York, NY 10172

NBC International (USA) Inc.
125 West 55th Street
22nd Floor
New York, NY 10019

RBC Dominion Securities Corporation
One Liberty Plaza
165 Broadway, 2nd Floor
New York, NY 10006

Casgrain & Company (USA) Limited
500 Rene Levesque Boulevard West
Suite 1625
Montreal, Quebec H2Z 1W7

HSBC Securities (USA) Inc.
452 5th Avenue
10th Floor
New York, NY 10018

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EXPLANATORY NOTE
SIGNATURE OF REGISTRANT-ISSUER
SIGNATURE OF REGISTRANT-GUARANTOR
SIGNATURE OF REGISTRANT-ISSUER'S AND REGISTRANT-GUARANTOR'S AUTHORIZED AGENT IN THE UNITED STATES
EXHIBIT INDEX
List of Names and Addresses of the Underwriters